UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

No. 4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road,
Chaoyang District, Beijing, China 100125
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Definitive Agreement

On March 4, 2018, Seven Stars Cloud Group, Inc. (the “Company” or “SSC”) entered into a Stock Purchase Agreement (the “Sloves Purchase Agreement”) with Shawn Sloves (“Sloves”), China Broadband, Ltd., a wholly-owned subsidiary of Seven Stars Cloud Group, Inc. (the “Purchaser”) and Delaware Board of Trade Holdings, Inc. (“DBOT”) pursuant to which Sloves agreed to sell 500,000 shares of common stock of DBOT to the Purchaser and the Company issued an aggregate of 320,000 shares of Common Stock of the Company to Sloves. Sloves agreed to a 1 year lock up period for the shares of common stock of the Company received by Sloves pursuant to the Sloves Purchase Agreement. The foregoing description of the Sloves Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which we will file as an exhibit to our next Annual Report on Form 10-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s common stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

sIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: March 8, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer